UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2025

ALSET INC.

(Exact name of registrant as specified in its charter)

Texas	001-39732	83-1079861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 Montgomery Lane
Suite 210
Bethesda, Maryland 20814	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 971-3940

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AEI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On July 23, 2025, the Company completed the purchase of New Energy Asia Pacific Inc. (“NEAPI”), as described in the Company’s current report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on May 22, 2025 and the Company’s definitive information statement as filed with the SEC on July 1, 2025.

As previously reported, the Company entered into the Stock Purchase Agreement dated as of May 22, 2025 with Chan Heng Fai, the Company’s Chairman, Chief Executive Officer and largest stockholder, pursuant to which the Company purchased from Mr. Chan all of the outstanding shares of NEAPI for a purchase price of $83,000,000 in the form of a promissory note convertible into newly issued shares of the Company’s common stock (the “Convertible Note”). The Convertible Note bears a simple interest rate of 1% per annum. Under the terms of the Convertible Note, Mr. Chan may convert any outstanding principal and interest into shares of the Company’s common stock at $3.00 per share prior to maturity of the Convertible Note five (5) years from the date of the Convertible Note. Upon maturity of the Convertible Note any outstanding principal and accrued interest accrued thereunder would be automatically be converted into shares of the Company’s common stock at the conversion rate.

On July 23, 2025, Mr. Chan converted the entire balance of the $83,000,000 Convertible Note into 27,666,667 restricted shares of the Company’s common stock. Such securities were not registered under the Securities Act of 1933 and were issued pursuant to the exemption under Section 4(2) of the Securities Act.

NEAPI owns 41.5% of the issued and outstanding shares of New Energy Asia Pacific Company Limited (“New Energy”), a Hong Kong corporation. New Energy focuses on distributing all-electric versions of special-purpose and transportation vehicles, charging stations and batteries.

The Company intends for this to be a strategic move, in line with the Company’s commitment to advancing sustainable and eco-friendly solutions for the future. New Energy’s business focuses on promoting sustainability in the transportation sector by serving as a distributor of all-electric special-purpose and transportation vehicles, along with charging stations and batteries. The Company believes that lower carbon emissions, reduced noise pollution, and the elimination of fuel costs will continue to drive demand for electric vehicles. In addition to construction vehicles, which it expects will join the ranks of electric cars and public transportation as widespread eco-friendly alternatives to internal combustion vehicles, New Energy also distributes electric versions of special-purpose vehicles for municipal uses, adoption of which would offer similar benefits to customers. Currently, New Energy has a strong pipeline of demand, with signed collective sales secured via Memorandums of Understanding and continues to garner strong interest from local government departments and market demand. New Energy will seek to significantly increase revenues in the coming months relating to both electric chargers and electric vehicles. New Energy’s expertise extends across Asia, with established service and training centers in China and Hong Kong, and ongoing development planned in various parts of the world.

Chan Heng Fai, the Company’s Chairman, Chief Executive Officer and largest stockholder is a member of the Board of Directors of New Energy. Mr. Lui Wai Leung Alan, the Company’s Co-Chief Financial Officer, is also a member of the Board of Directors of New Energy.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 2.01 of this Current Report on Form 8-K relating to the Company’s Stock Purchase Agreement is incorporated by reference in this Item 3.02. In connection with the issuance of 27,666,667 shares of the common stock of the Company which have been issued upon the conversion of the Convertible Note, the Company relied upon the exemption from registration provided by Section 4(a)(2) under the Securities Act of 1933, as amended, for transactions not involving a public offering.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended Term Sheet dated as of May 8, 2025 between Alset Inc. and Chan Heng Fai, incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 14, 2025.
10.2	Stock Purchase Agreement dated as of May 22, 2025, between Alset Inc. and Chan Heng Fai incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2025.
10.3	Convertible Note between Alset Inc. and Chan Heng Fai, incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on May 22, 2025.
10.4	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

ALSET INC.

Dated: July 23, 2025	By:	/s/ Rongguo Wei
	Name:	Rongguo Wei
	Title:	Co-Chief Financial Officer